UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2010

Striker Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

901 – 360 Bay Street, Toronto, ON, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 489-0093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included under Item 3.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On June 14, 2010, we issued an aggregate of 1,500,000 shares of common stock to five investors in a non-brokered private placement, at a purchase price of US$0.20 per share, pursuant to a subscription agreement.

Four of these investors were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and all of these investors purchased in transactions outside of the United States. In issuing these shares we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

The fifth investor is a U.S. person and an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these shares to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On June 17, 2010 we announced that we have signed a letter of intent to acquire all of the assets associated with Granisol™ (granisetron HCl) Oral Solution (“Granisol™”) from Cypress Pharmaceutical, Inc.

Item 9.01 Financial Statements and Exhibits.

(d Exhibits.

10.1	Form of Private Placement Subscription Agreement

99.1	Striker Energy Corp. Press Release dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone
Joseph Carusone
President, Secretary, Treasurer and Director

Date June 17, 2010